UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 17, 2019

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

11951 Freedom Drive	Reston	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

 Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement
On December 17, 2019, Leidos Holdings, Inc., a Delaware corporation (“Leidos”) entered into a stock purchase agreement (the “Purchase Agreement”) by and among, Leidos, Leidos, Inc., a Delaware corporation and wholly-owned subsidiary of Leidos (the “Buyer”), DYHC, Inc., a Delaware corporation (the “Company”) and Dynetics, Inc. Employee Stock Ownership Trust, as amended (which is part of the Dynetics, Inc. Employee Stock Ownership Plan (the “ESOP”)) (the “Seller” or the “Trust”), pursuant to which the Buyer will purchase from the Seller and the Seller will sell to the Buyer all of the issued and outstanding shares of common stock of the Company (the “Shares”). The Purchase Agreement provides that the Buyer will purchase the Shares from the Seller for the purchase price of $1.65 billion, subject to certain adjustments (the “Stock Purchase” and, together with the other transactions contemplated by the Purchase Agreement, the “Transaction”). The Transaction is expected to close in the first quarter of 2020.

Consummation of the Transaction is subject to (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or under the antitrust or competition laws of any other governmental entity; (ii) the absence of any order by any governmental entity or other law preventing consummation of the Stock Purchase; (iii) the trustee of the Trust (the “Trustee”) having received a fairness opinion stating the terms of the Transaction, including the consideration to be received by the Seller, are fair to the ESOP from a financial point of view; (iv) the Trustee having determined, as of immediately prior to the closing of the Transaction, that the exclusive purpose of the consummation of the Transaction is to benefit the ESOP participants and beneficiaries, and that such determination satisfies its obligations under ERISA; and (v) other customary closing conditions, including the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements contained in the Purchase Agreement.

The parties have made customary representations and warranties and have agreed to various customary covenants in the Purchase Agreement, including, among others, a covenant to conduct the operations of the business of the Company and its subsidiaries in the ordinary course between the signing of the Purchase Agreement and the closing of the Transaction, and not to engage in certain actions during such period. Each of the Company and the Seller have agreed to not solicit or enter into discussions concerning, or provide confidential information in connection with, an alternative acquisition proposal (the “No Shop”). The Company and the Seller have also agreed to take all action required under the terms of the ESOP and applicable law to effect the Transaction; and terminate the ESOP (such termination being effective as of the first business day following the closing of the Transaction).

The Purchase Agreement contains certain termination rights for the Buyer, the Seller and the Company, including (subject to certain limitations) the right to terminate the Purchase Agreement if the Transaction is not consummated by March 31, 2020 (the “Outside Date”), which may be extended by either party in certain circumstances. Under certain other circumstances set forth in the Purchase Agreement, the Seller will be required to pay the Buyer a termination fee of either $50 million or $40 million in connection with the termination of the Purchase Agreement.
The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.
The above description of the Purchase Agreement has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Company, the Seller, the Buyer, Leidos, their respective subsidiaries and affiliates, or the business of the Company and its subsidiaries. The representations and warranties made by the parties in the Purchase Agreement: (a) were made solely for the benefit of the parties to the Purchase Agreement; (b) are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; (c) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing matters as facts; and (d) are subject to the standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders should not rely on any representations, warranties or covenants contained in the Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, the Seller, the Buyer, Leidos or any of their respective subsidiaries or affiliates. Information concerning the subject matter of any of such representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Leidos’ public disclosures. Accordingly, investors and security holders should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about Leidos and its subsidiaries that Leidos includes in reports and statements it files with the SEC.
Financing
In connection with the entry into the Purchase Agreement, the Buyer has obtained debt financing commitments on the terms and conditions set forth in the commitment letter, dated December 17, 2019 (the “Commitment Letter”), from certain financial institutions party thereto (collectively, the “Lenders”), pursuant to which the Lenders have provided commitments in an amount up to $4.4 billion in the aggregate, consisting of senior unsecured 364-day bridge loan facilities (the “Bridge Facilities”). The proceeds of the Bridge Facilities, together with cash on hand of the Buyer and its subsidiaries and, if applicable, the proceeds of permanent financing (which may include the issuance of debt securities) incurred to replace the Bridge Facilities, will be used to finance the Stock Purchase, to refinance certain indebtedness of the Company and of the Buyer, and to pay fees and expenses related thereto.
The obligations of the Lenders to provide the debt financing under the Commitment Letter are subject to certain customary conditions. The Commitment Letter (and the commitments thereunder) shall automatically terminate if (i) the consummation of the Stock Purchase occurs without requiring borrowings under any of the committed facilities, (ii) the initial borrowings in respect of the committed facilities do not occur on the date that is on or prior to ten business days after the Outside Date (including certain extensions thereof, other than in the case of automatic extensions for a party’s claims of specific performance under the Purchase Agreement), or (iii) the Purchase Agreement is validly terminated prior to the consummation of the Stock Purchase.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are furnished with this report.

Exhibit 2.1
Stock Purchase Agreement, dated December 17, 2019, by and among Leidos Holdings, Inc., Leidos, Inc., DYHC, Inc. and Dynetics, Inc. Employee Stock Ownership Trust, as amended (which is part of the Dynetics, Inc. Employee Stock Ownership Plan).

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
Dated: December 18, 2019	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Deputy General Counsel